Exhibit 10.36

COMPREHENSIVE RELEASE AGREEMENT

This agreement (this "Agreement") is entered into by and among Procept, Inc. (formerly Pacific Pharmaceuticals, Inc.) ("Procept"), AOI Pharmaceuticals, Inc. (a subsidiary of Access Oncology, Inc.) ("AOIP"), and the United States Public Health Services ("PHS"), and both the Penn State Research Foundation ("Foundation"), the University of Chicago ("UC") (Procept, AOIP and PHS, Foundation and UC collectively, the "Parties").

                WHEREAS, the Foundation, UC and PHS are owners of certain patent rights associated with 06-Benzylguanine and/or its derivatives;

                WHEREAS, UC under an agreement with its affiliated corporation, ARCH Development Corporation has the right to license the Licensed Patents and other intellectual property owned by ARCH;

                WHEREAS, Foundation executed the following Interinstitutional Agreements (IIA) with PHS: L-094-91/0, executed May 20, 1997 (attached as Exhibit A); and with UC executed (May 16, 1997) (attached as Exhibit B) whereby UC and the Foundation received full power and authority to enter into a license agreement with Procept on or about February 6, 1998 (such license agreement, the "License Agreement" attached as Exhibit C), pursuant to which Procept received an exclusive worldwide license to certain Patent Rights (as defused therein);

                WHEREAS, Procept has sub-licensed certain of its interests, rights and obligations under the License Agreement to AOIP pursuant to a sublicense agreement entered into by and between Procept and AOIP on or about October 13, 2000 (such sublicense agreement, the "Sublicense Agreement" attached as Appendix D);

                WHEREAS, UC, Foundation and the PHS have agreed to enter into the following Interinstitutional Agreements ("Interinstitutional Agreements"): L-086-02/0, executed January 30, 2002; and L-067-02/0, executed January 29, 2002, copies of which are attached hereto as Exhibits E and F and pursuant to which PHS has exclusive licensing rights associated with the Patent Rights;

                WHEREAS, Procept and PHS have executed a revised license agreement dated February 28, 2002, L-068-02/0 ("Revised License Agreement"), to which this Release agreement ("Comprehensive Release Agreement") is attached as Appendix J, and replaces the existing Release Agreement, now attached to Revised License Agreement as Appendix I. Said Revised License Agreement (L-OG8-02/0, executed February 28, 2002), its Amendment (L-068-02/l, "Amendment"), and the Comprehensive Release Agreement shall supercede and terminate the terms and conditions of the License Agreement;

                WHEREAS, the Parties acknowledge that they will each derive substantial benefit from the Revised License Agreement, the Sublicense Agreement and AOIP’s development efforts thereunder;

                NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                1.             PHS, the Foundation and UC hereby irrevocably and absolutely release and forever discharge both Procept and AOIP, as well as their affiliates, and their respective successors, predecessors, assigns, beneficiaries, executors, trustees, administrators, subrogees, agents, representatives, employees, officers, directors, shareholders, partners, parent corporations, subsidiaries and affiliates (collectively, "Released Parties"), of and from any and all claims, demands, obligations, debts, actions, and causes of action of every nature, character, and description, known or unknown, pursuant to, arising out of, or related to the License Agreement, which PHS now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold against the Released Parties, arising prior to and including the date of this Agreement.

                2.             In the event the Revised License Agreement is terminated owing to a breach by Procept (as determined by a court of competent jurisdiction or specific reference in a settlement of litigation) and AOIP is in good standing under the Sublicense Agreement, PHS, or Foundation and UC (in the event that the Interinstitutional Agreements have also been terminated,) will grant a license directly to AOIP on substantially similar terms and conditions as those contained in the Revised License Agreement and its Amendment (such newly granted license, the "New AOIP License"). It is understood and agreed that unless and until such New AOIP License is executed, AOIP shall maintain its exclusive Sublicense to the Patent Rights (as defined in Appendix A of Revised License Agreement, L-068-02/0) far up to ninety (90) days in accordance with the Sublicense Agreement, and thereafter in accordance with the material terms and conditions of the Revised License Agreement. It is further understood and agreed that the Sublicense Agreement shall terminate upon execution of the New AOIP License. It is further understood and agreed to by PHS, Foundation, UC, and AOIP that the royalty consideration to be paid to PHS, or to Foundation and UC in the event the Interinstitutional Agreements have also been terminated, under the terns and conditions of the New AOIP License shall be the same as those terms contained in Appendix C of the Revised License Agreement.

                3.             In the event the Interinstitutional Agreements between PHS and the Foundation and PHS and UC are determined by a court of competent jurisdiction to be breached by PHS and as a result, are terminated, and Procept is in good standing under the Revised License Agreement, the Amendment, and the Comprehensive Release Agreement, the Foundation will grant a license directly to Procept on the same terms and conditions as those contained in the Revised License Agreement and its Amendment (such newly granted license, the "New Procept License").  It is understood and agreed that in that event, unless and until such New Procept License is executed, Procept shall maintain its exclusive license to the Patent Rights in accordance with the Revised License Agreement. Regardless of whether the New Procept License is executed, the Sublicense Agreement, and its Amendment, shall remain in full force and effect.

                4.             The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

                5.             This Agreement may be signed in one or more counterparts, each of which is to be considered an original, and taken together as one and the same document.

[the rest of this page is intentionally left blank]

                IN WITNESS WHEREOF, the Parties acknowledge by the signatures below of their authorized representatives that they have read this Comprehensive Release Agreement and understand and agree to be bound by its terms and conditions.

For PHS:

/s/ Jack Spiegel                                                                                                                     5/13/2002
Jack Spiegel, Ph.D.                                                                                                                         Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

PROCEPT, INC.                                                                            AOI PHARMACEUTICALS, ING.

369 Lexington Avenue                                                                An Access Oncology Company
10th Floor                                                                                      750 Lexington Avenue
New York, NY 10017                                                                    26th Floor

                                                                                                        New York, NY 10022

By: /s/ Salvatore A. Bocci                                                          By: /s/ I. Craig Henderson

Name:  Salvatore A. Bocci                                                         Name:  I. Craig Henderson

Title:  President and CEO                                                           Title:  President and CEO

Date:  5/17/04                                                                               Date:  5/26/02

THE PENN STATE RESEARCH FOUNDATION UNIVERSITY OF CHICAGO

113 Technology Center                                                              5640 South Ellis Avenue
University Park, PA 16802                                                         Suite 405, Chicago Illinois 60637

By: /s/ David E. Branigan                                                           By: /s/ Authorized Signatory

Name:  David E. Branigan                                                           Name:

Title:  Treasurer                                                                            Title:

Date:  May 24, 2002                                                                     Date:    5/29/02